Exhibit 10.7

GLOBAL GUARANTY AGREEMENT

This Global Guaranty Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of September 30, 2024, by Prairie Operating Co., LLC a Delaware corporation (“Prairie LLC”, together with any subsequent party that may join in this Guaranty, the “Guarantors”) in favor of each “Noteholder” signatory to the Subordinated Note referred to below (each Noteholder, individually and collectively, the “Creditors”), with respect to all Obligations (as defined below) owed to the Creditor.

RECITALS

WHEREAS, the Creditors and Prairie Operating Co., a Delaware corporation (the “Debtor”) have entered into a Subordinated Note (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Subordinated Note”; capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such term in the Subordinated Note) dated as of the date hereof, pursuant to which the Creditors have agreed to make Loans to the Debtor in the amount of $15,000,000, upon the terms and conditions therein;

WHEREAS, it is a condition precedent to the Creditors’ obligations to make the Loans to the Debtor that each Guarantor guarantees the Obligations of the Debtor. The Creditors are only willing to enter into the Subordinated Note and make the Loans to the Debtor if each Guarantor agrees to execute and deliver to the Creditors this Guaranty; and

WHEREAS, each Guarantor is, or will be at the time of entering this Guaranty, a wholly-owned, or majority-owned subsidiary of the Debtor and will benefit, directly or indirectly, from the Debtor and the other Note Parties entering into the Subordinated Note and the other Note Documents and the making of the Loans and other extensions of credit to the Debtor thereunder;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor covenants and agrees as follows:

1. Guaranty of Payment and Performance. Each Guarantor, jointly and severally, hereby guarantees to the Creditors the full, prompt and unconditional payment when due (whether at maturity, by acceleration or otherwise), and the performance, of all liabilities, agreements and other obligations of the Debtor to the Creditors contained in the Note Documents (all the foregoing, collectively, the “Obligations”). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Creditors first attempt to collect or require the performance of any of the Obligations from the Debtor or resort to any security or other means of obtaining their payment. Should the Debtor default in the payment or performance of any of the Obligations, the obligations of the Guarantors hereunder shall become immediately due and payable to the Creditors, without demand or notice of any nature, all of which are expressly waived by the Guarantors.

2. Limited Guaranty. The liability of the Guarantors hereunder shall be limited to the amount of the Obligations due to the Creditors.

3. Waivers by Guarantors; Creditors’ Freedom to Act. Each Guarantor hereby agrees that the Obligations will be paid and performed strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Creditors with respect thereto. Each Guarantor waives presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses that may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect (other than payment in full of the Obligations), any right to require the marshalling of assets of the Debtor, and all suretyship defenses generally. Without limiting the generality of the foregoing, each Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Creditors to assert any claim or demand or to enforce any right or remedy against the Debtor; (ii) any extensions or renewals of, or alteration of the terms of, any Obligation or any portion thereof unless entered into by the Creditors; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any Obligation unless entered into by the Creditors; (iv) the substitution or release of any entity primarily or secondarily liable for any Obligation; (v) failure to obtain or maintain a right of contribution for the benefit of such Guarantor; (viii) errors or omissions in connection with the Creditors’ administration of the Obligations (except behavior constituting gross negligence, bad faith, or willful misconduct); or (ix) any other act or omission that might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a release or discharge of any Guarantor, all of which may be done without notice to any Guarantor.

4. Unenforceability of Obligations Against Debtor. If for any reason the Debtor is under no legal obligation to discharge or perform any of the Obligations, or if any of the Obligations have become irrecoverable from the Debtor by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantors to the same extent as if the Guarantors at all times had been the principal obligors on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Debtor, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantors.

5. Subrogation; Subordination. Until the payment and performance in full of all Obligations, the Guarantors shall not exercise any rights against the Debtor arising as a result of payment by the Guarantors hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with the Creditors in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantors will not claim any set-off or counterclaim against the Debtor in respect of any liability of the Guarantors to the Debtor; and the Guarantors waive any benefit of and any right to participate in any collateral that may be held by the Creditors. The payment of any amounts due with respect to any indebtedness of the Debtor now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Obligations. The Guarantor agrees that after the occurrence of any default in the payment or performance of the Obligations, the Guarantors will not demand, sue for or otherwise attempt to collect any such indebtedness of the Debtor to the Guarantors until the Obligations shall have been paid or performed in full. If, notwithstanding the foregoing sentence, the Guarantors shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Creditors and be paid over to the Creditors on account of the Obligations without affecting in any manner the liability of the Guarantors under the other provisions of this Guaranty.

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6. Termination; Reinstatement. This Guaranty is irrevocable and shall continue until such time as the Obligations have been paid or performed in full. This Guaranty shall be reinstated if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by the Creditors upon the insolvency, bankruptcy or reorganization of the Debtor, or otherwise, all as though such payment had not been made or value received.

7. Successors and Assigns. This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Creditors and the Creditors respective shareholders, officers, directors, agents, successors and assigns.

8. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Creditors and each Guarantor. No failure on the part of the Creditors to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

9. Notices. All notices and other communications called for hereunder to the Creditors or the Debtor shall be made in writing as provided in the Subordinated Note. All notices and other communications called for hereunder to the Guarantors shall be made in writing as provided on Schedule I attached hereto or as the Guarantors may otherwise notify the Creditors.

10. Interpretation, Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. Section 1.2 (Interpretation), Section 13.4 (Governing Law), Section 13.5 (Submission to Jurisdiction), Section 13.6 (Venue) and Section 13.7 (Waiver of Jury Trial) of the Subordinated Note are in each case incorporated herein by reference, mutatis mutandis.

11. Counterparts; Effectiveness. This Guaranty may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Guaranty.

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as a sealed instrument as of the date first set forth above.

Prairie Operating Co., LLC

By:	/s/ Edward Kovalik
Name:	Edward Kovalik
Title:	Chief Executive Officer

 [Signature Page to Global Guaranty Agreement]

Schedule I

The Guarantors

Prairie Operating Co., LLC

Contact Info:

55 Waugh Drive

Suite 400

Houston, Texas 77007

Attention: Craig Owen

Email: co@prairieopco.com

[Schedule 1]